SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013 (April 29, 2013)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

222 Robert Rose Drive Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a)    The Company's annual meeting of shareholders was held on April 29, 2013 at the Company's corporate offices. As of the record date, there were a total of 27,869,728 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 25,101,734 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company's shareholders at the annual meeting and the final voting results on each such matter.

(1) The nominees named below were elected to serve as members of the Board of Directors of the Company for a three-year term until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Votes Against	Withheld	Broker Non-Votes
J. Justin Hutchens	17,588,169	612,062	97,511	6,803,992
James R. Jobe	17,986,809	208,581	102,352	6,803,992
(2)The compensation paid to NHI's named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,502,219	690,278	105,245	6,803,992
(3)The selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
24,965,534	101,079	35,121

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    Roger R. Hopkins
Name: Roger R Hopkins
Title:     Principal Accounting Officer
Date:    May 3, 2013